Exhibit 10.2

AMENDMENT TO THE

AUTOLIV, INC. 1997 STOCK INCENTIVE PLAN,

AS AMENDED AND RESTATED AS OF MAY 6, 2009

This Amendment to the Autoliv, Inc. 1997 Stock Incentive Plan, as amended and restated as of May 6, 2009, as such plan has been amended from time to time (the “Plan”), is hereby adopted by the Compensation Committee of the Board of Directors of Autoliv, Inc. (the “Corporation”) as of April 24, 2017.

1.The Plan is hereby amended, effective as of January 1, 2017, by deleting in its entirety the definition of “Participant” in Section 2 and replacing it with the following:

“Participant” means any key employee or non-employee director of the Company or an Affiliate selected by the Committee and granted an award under the Plan; provided, however, that a non-employee director shall only be eligible to receive full-value stock awards ~~of fully-vested shares of Common Stock~~ granted in satisfaction of payment of all or a portion of his or her annual base retainer for service on the Board.”

2.Except as expressly amended hereby, the terms of the Plan shall be and remain unchanged and the Plan as amended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed by its duly authorized representative on the day and year first above written.

AUTOLIV, INC.

By:	/s/ Karin Eliasson
Authorized Officer